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                                                                   Exhibit 10.23


                           SIGNATURE BRANDS USA, INC.
                             CHIEF EXECUTIVE OFFICER
                                STOCK OPTION PLAN

SECTION 1.        PURPOSE


         The Signature Brands USA, Inc. Chief Executive Officer Stock Option Plan, is designed to foster the long-term growth and performance of the Company by: (a) enhancing the Company's ability to attract and retain a Chief Executive Officer; (b) motivating such Chief Executive Officer to serve and promote the long-term interests of the Company and its stockholders through stock ownership and performance-based incentives; and (c) providing the Company with flexibility to provide stock-based incentives to an individual whose services are anticipated to promote the Company's long-term business objectives. To achieve this purpose, the Plan provides authority for the grant of Stock Options.

SECTION 2.        DEFINITIONS

         (a) "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or a combination thereof receivable in respect of one share of Common Stock upon consummation of the transaction in question.

         (b) "Affiliate" shall have the meaning ascribed to that term in Rule 12b-2 promulgated under the Exchange Act.

         (c) "Award" shall mean the grant of Stock Options under this Plan.

         (d) "Award Agreement" shall mean any agreement between the Company and an Optionee that sets forth terms, conditions, and restrictions applicable to an Award.

         (e) "Board of Directors" shall mean the Board of Directors of the Company.

         (f) "Change of Control" shall mean (i) the sale of all or substantially all of the assets of the Company, (ii) the sale, in a single transaction or series of related transactions, of all of the shares of Common Stock owned by the Lee Group on August 11, 1995 (including any shares issued as a dividend on or otherwise in respect of such stock), (iii) the consummation of a merger, consolidation or similar transaction involving the Company in which the holders of the Company's capital stock immediately prior to the transaction do not retain at least a majority of the voting power of the corporation surviving the merger or its parent corporation, (iv) the percentage of the Company's outstanding Common Stock owned by the Lee Group at any time becomes less than 50% of the percentage of the Company's outstanding Common Stock owned by the Lee Group as of August 11, 1997, or (v) the complete liquidation or dissolution of the Company.

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         (g) "Chief Executive Officer" shall mean the Chief Executive Officer of the Company.

         (h) "Code" shall mean the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

         (i) "Committee" shall mean the Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors authorizes to administer this Plan. The Committee will be constituted in a manner that satisfies the "non-employee director" standard set forth in Rule 16b-3.

         (j) "Common Stock" shall mean shares of Common Stock, $.01 par value, of Signature Brands USA, Inc., including authorized and unissued shares and treasury shares.

         (k) "Company" shall mean Signature Brands USA, Inc., a Delaware corporation, and its direct and indirect subsidiaries.

         (l) "Director" shall mean a director of Signature Brands USA, Inc.

         (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

         (n) "Fair Market Value" of Common Stock shall mean the value of the Common Stock determined by the Committee, or pursuant to rules established by the Committee, on a basis consistent with regulations under the Code.

         (o) "Lee Group" shall mean the Thomas H. Lee Company and its affiliates.

         (p) "Notice of Award" shall mean any notice by the Committee to an Optionee that advises the Optionee of the grant of an Award or sets forth terms, conditions, and restrictions applicable to an Award.

         (q) "Optionee" shall mean any person to whom an Award has been granted under this Plan.

         (r) "Plan" shall mean the Signature Brands USA, Inc. Chief Executive Officer Stock Option Plan, as the same shall be amended from time to time.

         (s) "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental authority.

         (t) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

         (u) "Stock Option" shall mean an Award granted pursuant to Section 6(a) hereof.


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         (v) "Stock Option Agreement" shall mean an agreement between the
Company and an Optionee evidencing the terms of a Stock Option.

         (w) "Third Party" shall mean any Person, group or entity other than the Lee Group.

SECTION 3.        ELIGIBILITY


         Only the Chief Executive Officer of the Company, or the designee for such position, shall be eligible for the grant of Awards. The selection of any such person to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same person. An individual may be selected to receive and granted an Award hereunder on or after being hired by the Company, even if before he or she actually commences employment by the Company.


         Notwithstanding the foregoing, (i) no member of the Committee shall be eligible to receive Awards under the Plan during the period of his or her service thereon and (ii) any individual that renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to receive any Awards hereunder.

SECTION 4.        SHARES OF COMMON STOCK AVAILABLE FOR AWARDS; ADJUSTMENT

         (a) Number of Shares of Common Stock. The aggregate number of shares of Common Stock that may be subject to Awards granted under this Plan during the term of this Plan in the aggregate will be equal to 500,000 shares of Common Stock, subject to any adjustments made in accordance with the terms of this
Section 4.

         (b) No Fractional Shares. No fractional shares of Common Stock will be issued, and the Committee will determine the manner in which the value of fractional shares of Common Stock will be treated.

         (c) Adjustment. In the event of any change in the Common Stock by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, including any transaction described under Section 424(a) of the Code, or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends), the Committee will have authority to adjust the number and class of shares of Common Stock subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the shares of Common Stock and other value determinations applicable to outstanding Awards, including such adjustments as may be allowed or required under Section 424(a) of the Code. Such adjustments shall be in the discretion of the Committee, but subject to the provisions of any Stock Option Agreements hereunder.

SECTION 5.        ADMINISTRATION

         (a) Committee. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) determine the




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number of Awards to be granted to the Chief Executive Officer; (ii) grant Awards to the Chief Executive Officer; (iii) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, including timing and price; (iv) adopt, alter, and repeal administrative rules and practices governing this Plan, subject to the provisions of any Stock Option Agreement hereunder; (v) interpret the terms and provisions of this Plan and any Awards granted under this Plan, including, where applicable, determining the method of valuing any Award and certifying as to the satisfaction of such Awards, subject to the provisions of any Stock Option Agreement hereunder; (vi) prescribe the forms of any Notices of Award, Award Agreements, or other instruments relating to Awards; and (vii) otherwise supervise the administration of this Plan.

         (b) Delegation. The Committee may delegate any of its authority to any other Person or Persons that it deems appropriate, provided the delegation does not cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

         (c) Decisions Final. All decisions by the Committee, and by any other Person or Persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all Persons.

SECTION 6.        AWARDS

         (a) Grant of Awards. The Committee will determine the Awards to be granted to the Chief Executive Officer and will set forth in the related Stock Option Agreement the terms, conditions, vesting periods, and restrictions applicable to each Award. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company whether or not granted under the Plan. Without limiting the foregoing, if the Optionee pays all or part of the exercise price or taxes associated with an Award by the transfer of shares of Common Stock or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the shares of Common Stock that were transferred or the Award that was surrendered.

         (b) Stock Options. An Optionee who is granted a Stock Option shall have the right to purchase a specified number of shares of Common Stock, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option shall be a Stock Option that does not qualify as an Incentive Stock Option. The exercise price of a Stock Option may be equal to or more than the Fair Market Value of the shares of Common Stock on the date the Stock Option is granted.

         (c) Limits on Awards. The maximum aggregate number of shares of Common Stock for which Stock Options may be granted to any particular Optionee during any fiscal year of the Company during the term of this Plan is 500,000, subject to adjustment in accordance with Section 4(c).


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         (d) Termination of Awards. Any Award granted under this Plan shall expire, and the Optionee to whom such Award was granted shall have no further rights with respect thereto, on the tenth (10th) anniversary of the date of grant of such Award, unless otherwise provided in the Notice of Award or Stock Option Agreement with respect to such Award.

SECTION 7.        DEFERRAL OF PAYMENT


         With the approval of the Committee, at the request of the Optionee, the delivery of the shares of Common Stock, cash or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit the Optionee to defer the receipt of some or all of an Award, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash, at the request of the Optionee. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments.

SECTION 8.        PAYMENT OF EXERCISE PRICE


         The exercise price of a Stock Option may be paid in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent requested by the Optionee and permitted by the Committee. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan with the mutual agreement of the Chief Executive Officer.

SECTION 9.        TAXES ASSOCIATED WITH AWARDS


         Prior to the payment of an Award or upon the exercise or release thereof, the Company may withhold, or require an Optionee to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit an Optionee to pay any or all taxes associated with the Award in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods.

SECTION 10.       EFFECT OF TERMINATION OF EMPLOYMENT


         If the employment of an Optionee terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee or as specified in the particular Award Agreement or Notice of Award. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards.


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SECTION 11.       TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS


         Subject to the provisions of any Stock Option Agreement hereunder, the Committee may cancel any unexpired, unpaid or deferred Awards at any time if the Optionee, without the prior written consent of the Company, engages in any of the following activities:

                  (i) Renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company; or

                  (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business any confidential information or material relating to the Company whether acquired by the Optionee during or after employment with the Company, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company.

SECTION 12.       CHANGE OF CONTROL


         In the event of a Change of Control of the Company, the Committee shall have the right in its sole discretion, but subject to any contrary provision of any Stock Option Agreement hereunder to: (i) accelerate the exercisability of any Stock Options, notwithstanding any limitations set forth in the Plan; (ii) cancel all outstanding Stock Options in exchange for the Acquisition Consideration that the Optionee would have received had the Stock Option been exercised prior to such transaction, less the applicable exercise price therefor, even if such net consideration is zero; (iii) cause the Optionee to have the right thereafter and during the term of the Stock Option, to receive upon exercise thereof the Acquisition Consideration receivable upon the consummation of such transaction by a holder of the number of shares of Common Stock which might have been obtained upon exercise of all or any portion thereof; or (iv) take such other action as it deems appropriate to preserve the value of the Award to the Optionee. Alternatively, but also subject to the contrary provision of any Stock Option Agreement hereunder, the Company shall also have the right to negotiate with any purchaser of the Company's assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable.

SECTION 13. AMENDMENT, SUSPENSION, OR TERMINATION OF THIS PLAN; AMENDMENT OF OUTSTANDING AWARDS

         (a) Amendment, Suspension, or Termination of this Plan. The Board of Directors may amend, suspend, or terminate this Plan at any time; provided, however, that in no event shall the rights of the Optionee under any Stock Option Agreement be impaired without the Optionee's written consent, and provided that, in no event, without the approval of the Company's shareholders, shall any action of the Committee or the Board of Directors result in:


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                  (i) increasing, except as provided in Section 4(c) hereof, the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan; or

                  (ii) making any change which would eliminate the exemption provided by Rule 16b-3 for this Plan and for Awards granted under this Plan.

         (b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of the Optionee under any Stock Option Agreement without the Optionee's written consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

SECTION 14.       NONASSIGNABILITY


         Unless otherwise provided in a Stock Option Agreement, (i) no Award granted under the Plan may be transferred or assigned by the Optionee to whom it is granted other than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and
(ii) an Award granted under this Plan may be exercised, during the Optionee's lifetime, only by the Optionee or by the Optionee's guardian or legal representative.

SECTION 15.       TERMS OF AWARDS AND RELATED AGREEMENTS NEED NOT BE IDENTICAL


         The form and substance of Awards, Stock Option Agreements and Notices of Awards, whether granted at the same or different times, need not be identical. Subject only to the terms of the Plan, the Committee shall have the authority to prescribe the terms of any Awards and the provisions of any Stock Option Agreements, Notices of Award or other instruments entered into with respect to the same; it being expressly understood that the Committee shall have the authority to include in any such Stock Option Agreements, Notices of Award or other instruments relating to Awards, such representations, warranties, covenants and agreements on behalf of the Company or the Optionee as it deems necessary or appropriate, including, without limitation, covenants relating to non-competition, non-solicitation and non-disclosure of confidential information.

SECTION 16.       GOVERNING LAW


         The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Delaware.

SECTION 17.       NO RIGHTS AS EMPLOYEES/STOCKHOLDERS


         Nothing in the Plan or in any Stock Option Agreement or Notice of Award shall automatically confer upon any Optionee any right to continue in the employ of the Company or an Affiliate, or to serve as a member of the Board or to be entitled to receive


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any remuneration or benefits not set forth in the Plan or such Award Agreement or Notice of Award, or to interfere with or limit either the right of the Company or an Affiliate to terminate the employment of such Optionee at any time or the right of the stockholders of the Company to remove him or her as a member of the Board with or without cause. Nothing contained in the Plan or in any Award Agreement or Notice of Award shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an Award until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of a Stock Option.

SECTION 18.       EFFECTIVE AND TERMINATION DATES

         (a) Effective Date. This Plan was approved by the Board of Directors on August 11, 1997 and became effective on that date. The Plan shall be deemed to be effective August 11, 1997 and is adopted in its entirety and irrevocably on that date.

         (b) Termination Date. This Plan will continue in effect until midnight on August 10, 2007; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on Common Stock or any other Award granted on or before that date may extend beyond such date.


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